EXHIBIT 99.1
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                          FORWARD-LOOKING INFORMATION
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This Annual Report contains forward-looking statements that are based on current expectations, estimates and projections about the industries in which the Company operates, as well as management's beliefs and assumptions. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Future Factors") which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

The Future Factors that may affect the operations, performance and results of the Company's business include the following:

   a. general economic and competitive conditions in the markets and countries in which the Company operates, and the risks inherent in international operations;

   b. the Company's ability to continue to control and reduce its costs of production;
   c. the level of demand for the Company's Imaging products and impact of digital imaging;

   d. the level of competition and consolidation within the imaging industry;

   e. the effect of changes in the distribution channels for the Company's Cleaning and Personal Care Products;

   f. the level of demand for contract manufactured Cleaning and Personal Care Products; and

   g. the strength of the U.S. dollar against currencies of other countries where the Company operates, as well as cross-currencies between the Company's operations outside of the U.S. and other countries with whom they transact business.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in the forward-looking statements. The Company does not intend to update forward-looking statements.